Exhibit 10.28

S T O C K  A P P R E C I A T I O N  R I G H T S

A G R E E M E N T

[20__] Award

Non-transferable

G R A N T  T O

(Name)

(“Grantee”)

by Assurant, Inc. (the “Company”) of

Stock Appreciation Rights with respect to

(Amount)

shares of its common stock, $0.01 par value (the “SARs”)

having a base value of $            per share (the “Base Value”)

pursuant to and subject to the provisions of the Assurant Long Term Incentive Plan (the “ALTIP”), a sub-plan created under the Assurant, Inc. 2004 Long-Term Incentive Plan (the “Incentive Plan”), and to the terms and conditions set forth on the following page (the “Terms and Conditions”).

Unless vesting is accelerated in accordance with this Agreement, the ALTIP, or the Incentive Plan, or in the discretion of the Committee, the SARs will vest and be exercisable on December 31, [20        ], provided that Grantee is actively employed by the Company as of such date.

IN WITNESS WHEREOF, Assurant, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the Grant Date.

ASSURANT, INC.

By:

[Authorized Officer]

Grant Date: [ ]

Accepted by Grantee:
(Name)

TERMS AND CONDITIONS

1. Grant of SARs.    Assurant, Inc. (the “Company”) hereby grants to the Grantee named on page 1 (“Grantee”), under the ALTIP and the Incentive Plan, and on the terms and conditions set forth in this agreement (this “Agreement”), stock appreciation rights with respect to the number of shares indicated on page 1 of the Company’s Common Stock, at the Base Value per share set forth on page 1 (the “SARs”).

2. Defined Terms.    Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the ALTIP or the Incentive Plan. Where a term is defined in both the ALTIP and the Incentive Plan, the definition that is in the ALTIP shall control.

3. Base Value and Benefit.    The Base Value of each SAR is equal to the Fair Market Value of a share of Common Stock on the Grant Date. Each SAR entitles Grantee to receive from the Company upon the exercise of the SAR that number of shares of the Company’s Common Stock (the “Shares”) having a Fair Market Value, as of the date of such exercise, equal to the excess, if any, of (a) the Fair Market Value of one share of Common Stock on the date of exercise, minus (b) the Base Value per Share of the SAR. For purposes of computing the number of Shares that Grantee has a right to acquire by exercise of these SARs, fractional Shares shall be rounded to the nearest whole Share.

4. Vesting of SARs.    The SARs shall vest (become exercisable) in accordance with the schedule shown on page 1 of this Agreement. Notwithstanding the vesting schedule, all of the SARs shall become earlier vested and exercisable upon the date the Company undergoes a Change of Control. Similarly, upon Grantee’s Retirement, death, or Disability, the SARs shall vest pro rata based upon a fraction, the numerator of which is the number of completed calendar months (to a maximum of 36 months) from January 1 of the grant year, to the date of Grantee’s Retirement, death, or Disability, and the denominator of which is thirty-six (36).

5. Term of and Exercise of SARs.    The term of the SARs is a period of five years, expiring at 5:00 p.m., Eastern Time, on the fifth anniversary of the Grant Date (the “Expiration Date”). The SARs shall be exercised by written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time. If the person exercising a SAR is not Grantee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the SAR. To the extent not previously exercised, vested SARs shall be automatically exercised (and shall thereupon expire) on the earliest of (i) the Expiration Date, (ii) the second anniversary of the date of Grantee’s Retirement, Disability, or death, (iii) the date the Company undergoes a Change of Control, or (iv) ninety (90) days following Grantee’s termination of employment with the Company and its Affiliates for reasons other than Grantee’s Retirement, Disability, or death. The Committee may at its discretion compel the early exercise of the SARs in order to facilitate any reorganization, recapitalization, or other need of the Company. In requiring such mandatory exercise, the Committee in its discretion may select which SARs shall be exercised.

6. Beneficiary Designation.    Grantee may, in the manner determined by the Board, designate a beneficiary to exercise the rights of Grantee hereunder and to receive any distribution with respect to the SARs upon Grantee’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Agreement, the ALTIP, and the Incentive Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives Grantee, the SARs may be exercised by the legal representative of Grantee’s estate, and payment shall be made to Grantee’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Grantee at any time provided the change or revocation is filed with the Company.

7. Changes in Capital Structure.    The adjustment provisions of the ALTIP and the Incentive Plan shall apply in the case of a change in the capital structure of the Company.

8. Limitation of Rights.    The SARs do not confer to Grantee or Grantee’s beneficiary designated pursuant to Section 6 any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the SARs. Nothing in this Agreement shall confer upon Grantee any right to continue in the service of the Company or any Affiliate.

9. Payment of Taxes.    In accordance with such procedures as the Committee establishes, at such time that any amount related to the SARs becomes includable in Grantee’s gross income for tax purposes (the “tax date”), the Company will withhold a number of Shares having a Fair Market Value on the date of withholding equal to the minimum amount required by law to be withheld with respect to federal, state and local taxes of any kind (including Grantee’s FICA obligation). Alternatively, if Grantee provides prior written notice to the Company, Grantee may, no later than the tax date, pay to the Company such amounts required by law to be withheld or make other arrangements satisfactory to the Committee regarding the payment of such amounts. Such written notice shall be directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time, at least 30 days prior to the tax date, unless otherwise determined by the Company in its sole discretion. The obligations of the Company under this Agreement will be conditional on such withholding or other payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

10. Restrictions on Transfer and Pledge.    The SARs may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, nor shall they be subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The SARs are not assignable or transferable by Grantee other than by will or the laws of descent and distribution. The SARs may be exercised during the lifetime of Grantee only by Grantee.

11. Restrictions on Issuance of Shares.    If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the Shares covered by the SARs upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the SARs, the SARs may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12. Plan Controls.     The terms contained in the ALTIP and the Incentive Plan are incorporated into and made a part of this Agreement, and this Agreement shall be governed by and construed in accordance with the ALTIP and the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the ALTIP or the Incentive Plan and the provisions of this Agreement, the provisions of the ALTIP and the Incentive Plan shall be controlling and determinative.

13. Successors.    This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement, the ALTIP, and the Incentive Plan.

14. Severability.    If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

15. Notice.    Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

Assurant, Inc.

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

Attn: Secretary

or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.